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                                                                       EXHIBIT 5





                                August 20, 1996



Board of Directors
BTG, Inc.
1945 Old Gallows Road
Vienna, VA  22182

Ladies and Gentlemen:

                 This firm has acted as counsel to BTG, Inc., a Virginia corporation (the "Company"), in connection with its registration, pursuant to its Registration Statement on Form S-8 filed on the date hereof (the "Registration Statement"), of 850,000 shares (the "Shares") of common stock, no par value per share, of the Company (the "Common Stock"), issuable (i) upon the exercise of options granted or to be granted pursuant to the Company's 1995 Employee Stock Option Plan (the "Option Plan") and the Company's Directors Stock Option Plan (the "Directors Plan"), and (ii) pursuant to the Company's Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan" and, together with the Option Plan and Directors Plan, the "Plans"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                 For purposes of this opinion letter, we have examined copies of the following documents:

                 1.     An executed copy of the Registration Statement.

                 2. The Amended and Restated Articles of Incorporation of the Company, as certified by the Virginia State Corporation Commission on August 15, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 3. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Directors
BTG, Inc.
August 20, 1996
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                 4.     Each of the Plans as adopted by the Board of Directors
                        of the Company and approved by the stockholders of the Company, and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 5. Resolutions of the Board of Directors of the Company adopted at meetings held on October 17, 1994, May 26, 1995, August 30, 1995 and June 26, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the approval of the Plans and the filing of the Registration Statement.

                 6. Resolutions of the stockholders of the Company adopted at meetings held on November 23, 1994, August 30, 1995 and August 14, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to, among other things, the approval of the Plans.

                 In our examination of the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                 This opinion letter is based as to matters of law solely on the Virginia Stock Corporation Act. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

                 Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance of the Shares in the manner and on the terms contemplated in the Plans and (ii) receipt by the Company of the consideration for the Shares as contemplated by the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable under the Virginia Stock Corporation Act.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been
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Board of Directors
BTG, Inc.
August 20, 1996
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prepared solely for your use in connection with filing of the Registration
Statement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                  Sincerely yours,


                                                  /S/ Hogan & Hartson L.L.P.

                                                  HOGAN & HARTSON L.L.P.